UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:  June 25, 2009)

North American Galvanizing & Coatings, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-3920	71-0268502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5314 South Yale Avenue,  Suite 1000, Tulsa, Oklahoma 74135

(Address of principal executive offices)              (Zip Code)

(Registrant's telephone number, including area code): (918) 494-0964

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

On June 25, 2009, North American Galvanizing & Coatings, Inc. (the “Company”) issued a press release announcing a new capital and funding structure designed to facilitate the Company’s growth strategy.  The Company’s new capital and funding structure will consist of a combination of an expanded bank facility and a $10 million capital raise through a private placement offering of subordinated notes and warrants to purchase unregistered shares of the Company’s common stock.  The subordinated notes, warrants and shares of common stock issuable upon exercise of the warrants will not be registered under the Securities Act of 1933, as amended, or any state securities laws at the time of issuance and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 24, 2009, the Company executed a commitment letter with Wells Fargo Bank, N.A. for the new bank facility.  The commitment letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      June 25, 2009

North American Galvanizing & Coatings, Inc.

By:	/s/ Beth B. Hood
Beth B. Hood
Vice President and Chief Financial Officer

(d) Exhibits

Exhibit 99.1     Press Release of North American Galvanizing & Coatings, Inc. dated June 25, 2009

Exhibit 99.2     Commitment Letter between North American Galvanizing & Coatings, Inc. and Wells Fargo Bank, N.A. dated June 23, 2009